UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8000 Innovation Parkway, Baton Rouge, LA 70820

(Address of Principal Executive Office) (Zip Code)

919-518-3748

(Registrant’s telephone number, including area code)

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, the Board of Directors (the “Board”) of Adhera Therapeutics, Inc. (the “Company”) appointed Zahed Subhan as the Company’s Chief Executive Officer and Andrew Kucharchuk as the Company’s Chief Operating Officer, effective September 30, 2022. Mr. Kucharchuk will continue to serve as the Company’s Chief Executive Officer until September 30, 2022.

Mr. Subhan, 64, has been serving as the Company’s director since November 5, 2021. He has served as the Chief Executive Officer and director of Aestas Pharma Inc. since 2015. Mr. Subhan has also been a director of Eppin Pharma Inc. (“Eppin”) since 2013, and the Chief Executive Officer of Eppin from 2013 to 2018.

Mr. Kucharchuk, 41, has served as the Chariman of our Board and Chief Executive Officer since July 7, 2020. He has also served on the Board of Directors of Theralink Technologies, Inc. (“Theralink”) since 2020 after previously serving in such role from September 2015 to March 2017. Previously, he served as President and Chief Financial Officer of Theralink from February 2016 until June 2020, as Chief Executive Officer of Theralink from November 2019 until June 2020, and as Chief Financial Officer of Theralink from 2009 to September 2015. Mr. Kucharchuk has also served as Acting Chief Financial Officer of Theralink from June 2020 to September 2020.

Item 7.01. Regulation FD Disclosure.

On September 8, 2022, the Board of the Company appointed Mr. Subhan as the Company’s Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

Date: September 9, 2022	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Executive Officer